UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 15, 2011

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Texas*	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	As of August 12, 2011, the registrant changed its jurisdiction of organization from Bermuda to Texas, by discontinuing from Bermuda and converting into a Texas corporation

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Forbes Energy Services Ltd. (the “Company”) approved the grant of an option to purchase 18,750 shares of the Company’s common stock to each of John E. Crisp, President and Chief Executive Officer of the Company, Charles C. Forbes, Executive Vice President and Chief Operating Officer of the Company, Dale W. Bossert, Director of the Company, Travis H. Burris, Director of the Company, William H. Sherrill, Director of the Company, and Janet L. Forbes, Director of the Company. The Committee also approved the grant of an option to purchase 125,000 shares of the Company’s common stock to L. Melvin Cooper, Senior Vice President and Chief Financial Officer of the Company.

The stock options were granted pursuant to the Company’s Incentive Compensation Plan (the “Plan”) and have an exercise price equal to $9.16 per share. The options vest in three equal annual installments beginning on August 15, 2012 and expire on August 15, 2021.

A copy of the Plan is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 19, 2010. A copy of the amendment to the Plan is filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on August 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forbes Energy Services Ltd.
Date: August 19, 2011
	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Chief Financial Officer